UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

MainStreet Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 481-4567

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

In a press release dated September 10, 2020, MainStreet Bancshares, Inc. (the “Company”) announced that it is launching an underwritten public offering of the Company’s depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Company’s Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share).

A copy of the investor presentation being used in the connection with the offering of the Depository Shares is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the launch of the offering is filed herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

The offering of Depositary Shares is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-241000) previously filed with the Securities and Exchange Commission. Any offer or sale of the Depositary Shares will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 10, 2020.

99.2	Investor Presentation dated September 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAINSTREET BANCSHARES, INC.

Date: September 10, 2020	By:	/s/ Thomas J. Chmelik
	Name:	Thomas J. Chmelik
	Title:	Chief Financial Officer

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